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                                                                   Exhibit 11(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 53 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated April 25, 1996, relating to the financial statements and financial highlights of Pacific Horizon Asset Allocation Fund, Pacific Horizon Blue Chip Fund, and Pacific Horizon Intermediate Bond Fund (formerly known as Pacific Horizon Flexible Bond Fund), three of the portfolios of the Pacific Horizon Funds, Inc., appearing in the respective February 29, 1996 Annual Reports to Shareholders, and our reports dated April 25, 1996 relating to the financial statements and supplementary data appearing in their respective February 29, 1996 Annual Reports to Investors of the Asset Allocation Portfolio, Blue Chip Portfolio, and Investment Grade Bond Portfolio, three portfolios constituting Master Investment Trust, Series I, which financial statements, financial highlights and supplementary data are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the headings "Independent Accountants" and "Financial Statements and Experts" in the Statement of Additional Information.



/s/ Price Waterhouse LLP
-------------------------
Price Waterhouse LLP
1177 Avenue of the Americas
New York, NY 10036
February 6, 1997